Exhibit 10.5

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MAJESCO

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Majesco (the “Company”) 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”).

Name:

Address:

You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Stock Option Award Agreement (the “Award Agreement”).

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:

Expiration Date:

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Award Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

[Insert vesting schedule]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

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Participant understands that Participant’s employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Award Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. Participant also understands that this Notice is subject to the terms and conditions of both the Award Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Award Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Award Agreement.

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MAJESCO

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (the “Award Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Majesco (the “Company”) 2015 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Award Agreement.

1.            Vesting Rights. Subject to the applicable provisions of the Plan and this Award Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2.            Exercise Period. Except as provided below, and subject to the Plan, any vested portion of this Option may be exercised during the Participant service with the Company or as provided in Section 5.6 of the Plan upon the Participant’s Termination. Notwithstanding the foregoing, in no event shall this Option be exercised later than the expiration date set forth in the Notice (the “Expiration Date”).

3.            Grant of Option. The Participant named in the Notice has been granted an Option to purchase the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. This Option is intended to be a nonstatutory stock option.

4.            Exercise of Option.

(a)           Method of Exercise. This Option, to the extent then exercisable, may be exercised, in all or part, by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise such portion of the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. This Option shall only be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price for the Exercised Shares, including any required taxes applicable to such exercise as set forth in Section 7.

(b)           Prohibition to Exercise. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.

5.           Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

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(a)           cash;

(b)           check;

(c)           a “broker-assisted” or “same-day sale” (as described in Section 10(d) of the Plan); or

(d)           other method authorized by the Committee.

6.           Term of Option. This Option shall in any event expire on the Expiration Date set forth in the Notice, unless sooner terminated pursuant to Section 5.6 of the Plan.

7.           Tax Withholding. Participant will not be allowed to exercise this Option unless Participant makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise in such manner as allowed pursuant to Section 12 of the Plan. In this regard, Participant authorizes the Company to withhold all applicable withholding taxes legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company. The Company may refuse to honor the exercise and refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding as described in this Section.

8.           Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Award Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9.           Entire Agreement; Enforcement of Rights. This Award Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Award Agreement, nor any waiver of any rights under this Award Agreement, shall be effective unless in writing and signed by the parties to this Award Agreement. The failure by either party to enforce any rights under this Award Agreement shall not be construed as a waiver of any rights of such party.

10.         Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11.         Governing Law; Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Award Agreement, (ii) the balance of this Award Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Award Agreement shall be enforceable in accordance with its terms. This Award Agreement and all acts and transactions pursuant hereto

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and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

12.           No Rights as Employee, Director or Consultant. Nothing in this Award Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Award Agreement. By acceptance of this Option, Participant consents to the electronic delivery of the Notice, this Award Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.